UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This filing amends Item 5.02 of the Current Report on Form 8-K previously filed July 25, 2011 (the “Original 8-K”) to disclose the committees to which the new directors have been named, which was not known at the time of filing the Original 8-K. Other than these amendments to Item 5.02 of the Original 8-K, no other changes are being made to the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2011, YRC Worldwide Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 disclosing, among other things, that Raymond J. Bromark, Douglas A. Carty, Matthew A. Doheny, Robert L. Friedman, James E. Hoffman, Michael J. Kneeland, James L. Welch, Harry J. Wilson and James F. Winestock were appointed to the Board of Directors of the Company (the “Board”), effective July 22, 2011. At the time of that filing, the Board had not yet determined the composition of the Board committees.

The Company is filing this Current Report on Form 8-K/A to disclose that, effective July 28, 2011, the Board made the following committee appointments:

•

Messrs. Bromark, Carty and Friedman will serve on the Audit/Ethics Committee with Mr. Bromark serving as Chairman. The Board has further determined that each of Messrs. Bromark, Carty and Friedman is an “audit committee financial expert,” as that term is defined under Securities and Exchange Commission regulations, and that each of them meets the financial sophistication requirement of the NASDAQ Stock Market rules.

•	Messrs. Kneeland, Doheny and Hoffman will serve on the Compensation Committee with Mr. Kneeland serving as Chairman.

•	Messrs. Winestock, Carty and Kneeland will serve on the Governance Committee with Mr. Winestock serving as Chairman.

•	Messrs. Doheny, Friedman and Wilson will serve on the Finance Committee with Mr. Doheny serving as the Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: August 3, 2011	By:	/s/ Jeff P. Bennett
Jeff P. Bennett
Vice President-Legal, Interim General Counsel and Secretary

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